UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2023

PARTS iD, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38296	81-3674868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Corporate Drive

Suite C

Cranbury, New Jersey 08512

(Address of Principal Executive Offices, including Zip Code)

(609) 642-4700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Class A Common Stock	ID	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

As previously disclosed, on October 20, 2023, PARTS iD, Inc., a Delaware corporation (the “Company”) entered into a Note Purchase Agreement (the “Unsecured Purchase Agreement”) whereby the Company agreed to issue and sell to Sanjiv Gomes, the Company’s Chief Information Officer, in a private placement, an unsecured promissory note in the aggregate principal amount of $1,000,000 (the “Unsecured Note”).

On December 11, 2023, the Company entered into an Amended and Restated Note Purchase Agreement (the “Amended Purchase Agreement”) and an amended and restated junior secured promissory note (the “Amended Note”) with Mr. Gomes and Lev Peker, the Company’s Chief Executive Officer and a director of the Company, which amended and restated in its entirety the Unsecured Purchase Agreement and Unsecured Note, respectively. Pursuant to the terms of the Amended Purchase Agreement, the Company issued the Amended Note to (i) Mr. Gomes in consideration for the $1,000,000 loan provided to the Company in connection with the issuance of the Unsecured Note and (ii) Mr. Peker in consideration for an additional $1,000,000 loan provided to the Company. All of the disinterested directors of the Company’s Board of Directors, as well as the disinterested directors of the Audit Committee, reviewed and approved the terms of the Amended Purchase Agreement and the Amended Note.

The total aggregate principal amount of the Amended Note is $2,300,000. The Amended Note matures on December 11, 2024 (the “Maturity Date”). Upon the Maturity Date, the Company shall repay (i) to Mr. Gomes, the $1,000,000 principal amount plus any accrued but unpaid interest thereon and (ii) to Mr. Peker, $1,300,000. The $1,000,000 principal amount in respect of Mr. Gomes bears interest at the rate of 7.75% per annum, compounded semi-annually and the $1,300,000 principal amount in respect of Mr. Peker does not bear interest.

The Amended Note is strictly subordinated to the indebtedness owed to Lind Global Fund II LP, a Delaware limited partnership (“Lind”) by the Company pursuant to that certain Securities Purchase Agreement, dated as of July 14, 2023, as amended. The Amended Note is secured by a junior security interest in all of the Company’s right, title, and interest in and to all of the Company’s assets, excluding the Existing Commercial Tort Claim (as defined in that certain Security Agreement, dated July 14, 2023, by and between the Company and Lind). The Amended Note also provides that the Company, Mr. Gomes and Mr. Peker intend for the Amended Note to be an emergency loan advance to bridge the Company to a possible debtor-in-possession financing facility and for such advance to be included as part of that facility (if and when applicable).

The Company intends to use the proceeds from the issuance of the Amended Note for working capital purposes and the repayment of current indebtedness.

The Amended Note was issued by the Company in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and has not been registered under the Securities Act.

The foregoing descriptions of the Amended Purchase Agreement and the Amended Note thereby are not complete and are subject to, and qualified in their entirety by reference to, the full text of the Amended Purchase Agreement and the form of Amended Note, which are included as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K regarding the issuances of the Amended Note is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Amended and Restated Note Purchase Agreement, dated as of December 11, 2023, by and between the Company and the Purchasers party thereto.
10.2	Form of Amended and Restated Junior Secured Promissory Note, dated as of December 11, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PARTS ID, INC.

Date: December 13, 2023	By:	/s/ John Pendleton
		Name:	John Pendleton
		Title:	Executive Vice President, Legal & Corporate Affairs

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